UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                   -------------------------------------------

                                    FORM 8-K
                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                                 Date of Report
                             (Date of earliest event
                                   reported):

                                 April 27, 2005
                    ----------------------------------------

                           THERMO ELECTRON CORPORATION
             (Exact name of Registrant as specified in its Charter)


Delaware                                                1-8002                                                     04-2209186
(State or other jurisdiction of                 (Commission File Number)                      (I.R.S. Employer Identification
incorporation or organization)                                                                                        Number)


                         81 Wyman Street, P.O. Box 9046
                            Waltham, Massachusetts                                                                 02454-9046
                     (Address of principal executive offices)                                                      (Zip Code)

                                 (781) 622-1000
              (Registrant's telephone number including area code)


         This Current Report on Form 8-K contains forward-looking statements that involve a number of risks and uncertainties. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are set forth under the heading "Forward Looking Statements" in the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2004. These include risks and uncertainties relating to the need to develop new products and adapt to significant technological change, dependence on customers that operate in cyclical industries, general worldwide economic conditions and related uncertainties, the effect of changes in governmental regulations, dependence on customers' capital spending policies and government funding policies, use and protection of intellectual property, exposure to product liability claims in excess of insurance coverage, retention of contingent liabilities from businesses we sold, realization of potential future savings from new productivity initiatives, implementation of our branding strategy, implementation of strategies for improving internal growth, the effect of exchange rate fluctuations on international operations, identification, completion and integration of new acquisitions and potential impairment of goodwill from previous acquisitions. While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if our estimates change and, therefore, you should not rely on these forward-looking statements as representing our views as of any date subsequent to today.

Item 2.02 Results of Operations and Financial Condition.

         On April 27, 2005, the Registrant announced its financial results for the fiscal quarter ended April 2, 2005. The full text of the press release issued in connection with the announcement is attached as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.

         The information contained in this Form 8-K (including Exhibit 99.1) shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.


Item 9.01.  Financial Statements and Exhibits.

(c)      Exhibits

The following Exhibit relating to Item 2.02 shall be deemed "furnished", and not "filed":

         99.1     Press Release dated April 27, 2005.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized, on this 27th day of April, 2005.


                                          THERMO ELECTRON CORPORATION


                                          By:   /s/ Peter E. Hornstra
                                          --------------------------------------
                                                Peter E. Hornstra
                                                Corporate Controller and Chief
                                                Accounting Officer

                                                                    Exhibit 99.1

[THERMO LOGO]
                                                                            NEWS


FOR IMMEDIATE RELEASE
Media Contact Information:                      Investor Contact Information:
Lori Gorski                                     J. Timothy Corcoran
Phone:    781-622-1242                          Phone:  781-622-1111
E-mail:   lori.gorski@thermo.com                E-mail: tim.corcoran@thermo.com
          ----------------------                        -----------------------
Website:  www.thermo.com


            Thermo Electron Reports 15% Growth in Earnings per Share
             in First Quarter 2005 and Raises Guidance for Full Year



WALTHAM, Mass., April 27, 2005 - Thermo Electron Corporation (NYSE:TMO) today reported revenues of $559 million for the first quarter of 2005, a 7 percent increase from $525 million in 2004. The revenue increase results from the effect of acquisitions (5%) and currency translation (2%). GAAP diluted earnings per share (EPS) grew 15 percent in the 2005 quarter to $.30, compared with $.26 in the year-ago period. GAAP operating income rose 13 percent in 2005, and GAAP operating margin increased to 10.7 percent from 10.1 percent in 2004.

Adjusted EPS also grew 15 percent, to $.31 in the first quarter of 2005, compared with $.27 in the 2004 quarter. Adjusted operating income increased 7 percent to record first quarter levels since the company's reorganization in 2000. Adjusted operating margin was 11.9 percent in both periods.

Adjusted EPS, adjusted operating income and adjusted operating margin are non-GAAP measures that exclude certain items detailed at the end of this press release under the heading, "Use of Non-GAAP Financial Measures."

First Quarter Highlights

     o    EPS grew 15 percent
     o    More than 20 new products introduced at Pittcon
     o    Signed agreement to acquire Kendro Laboratory Products
     o Acquired Niton, a provider of portable industrial X-ray analyzers, at quarter end
     o Acquired R&P, a supplier of air-quality monitoring instruments, after quarter end

"We are pleased to report another quarter of solid bottom-line growth, with a 15 percent increase in EPS," said Marijn E. Dekkers, president and chief executive officer of Thermo Electron. "We are consistently growing earnings despite the weaker conditions we've recently faced in some of our end markets, most notably pharmaceutical, offset by strength in industrial segments.

"To drive top-line growth, we continue to expand our portfolio of products and services, with a focus on creating integrated instrument solutions that allow our customers to make their processes more efficient. Our new LeadStream
Solution(TM) featured at Pittcon, for example, is a suite of integrated instruments, robotics and software that eases a major bottleneck in drug discovery by improving the speed and accuracy of ADME/Tox screening. Our own innovations are enhanced by strategic acquisitions such as Kendro, which will greatly extend our laboratory offerings after its expected closing in the second quarter. The recent additions of Niton and R&P (Rupprecht and Patashnick) further strengthen our position in industrial and environmental markets as well.

"We expect our positive earnings momentum to continue in the second quarter of 2005, resulting in adjusted EPS guidance of $.32 to $.34 - a 10 to 17 percent increase over $.29 in the 2004 quarter. For the full year, we are raising our previous estimate of $1.40 to $1.45 to our new guidance of $1.42 to $1.47, which is 14 to 18 percent higher than last year's $1.25." (This guidance excludes approximately $.04 of expense per quarter from the amortization of acquisition-related intangible assets; it also excludes results from the pending Kendro acquisition and the other items described in this press release under the heading, "Use of Non-GAAP Financial Measures.")

Life and Laboratory Sciences

The Life and Laboratory Sciences segment reported an 8 percent revenue increase in the first quarter of 2005 to $393 million, versus $365 million in the 2004 quarter. GAAP operating income for the segment grew 11 percent in the 2005 quarter, with GAAP operating margin increasing to 13.2 percent from 12.8 percent a year ago. Adjusted operating income increased 6 percent in the 2005 period, and adjusted operating margin was 14.4 percent, compared with 14.7 percent in 2004.

Measurement and Control

First quarter revenues in the Measurement and Control segment grew 4 percent to $166 million in the first quarter of 2005, compared with $160 million a year ago. GAAP operating income for the segment increased 29 percent in the 2005 quarter, and GAAP operating margin rose to 11.1 percent from 8.9 percent last year. Adjusted operating income grew 25 percent in the 2005 period, and adjusted operating margin increased to 12.2 percent, versus 10.1 percent in 2004.

Use of Non-GAAP Financial Measures

In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), we use certain non-GAAP financial measures, including adjusted EPS, adjusted operating income and adjusted operating margin, which exclude restructuring and other costs/income and amortization of acquisition-related intangible assets. Adjusted EPS and adjusted operating income also exclude certain other gains and losses, tax provisions/benefits related to the previous items, benefits from tax credit carryforwards and the impact of the resolution of significant tax audits. In addition, our adjusted EPS guidance excludes results of pending acquisitions and the impact of accounting principles not yet adopted. We exclude these items because they are outside of our normal operations and/or, in certain cases, are difficult to forecast accurately for future periods. We believe that the inclusion of such measures helps investors to gain a better understanding of our core operating results and future prospects, consistent with how management measures and forecasts the company's performance, especially when comparing such results to previous periods or forecasts.

Specifically:

We exclude costs and tax effects associated with restructuring activities, such as reducing overhead and consolidating facilities, in connection with the final phase of our overall reorganization, which we substantially completed in 2004. We believe that the costs related to these restructuring activities are not indicative of our normal operating costs.

We exclude charges relating to the sale of inventories revalued at the date of acquisition, as we believe these charges are not indicative of our normal operating costs.

We exclude the expense and tax effects associated with the amortization of acquisition-related intangible assets because a significant portion of the purchase price for acquisitions may be allocated to intangible assets that have lives of 5 to 10 years. Exclusion of the amortization expense allows comparisons of operating results that are consistent over time for both our newly acquired and long-held businesses and with both acquisitive and non-acquisitive peer companies.

We also exclude certain gains/losses and related tax effects, benefits from tax credit carryforwards and the impact of the resolution of significant tax audits, which are either isolated or cannot be expected to occur again with any regularity or predictability and that we believe are not indicative of our normal operating gains and losses. We exclude gains/losses from the sale of our equity interests in Newport Corporation and Thoratec Corporation, as well as other items such as the sale of a business or real estate and the early retirement of debt.

Thermo's management uses these non-GAAP measures, in addition to GAAP financial measures, as the basis for measuring the company's core operating performance and comparing such performance to that of prior periods and to the performance of our competitors. Such measures are also used by management in their financial and operating decision-making and for compensation purposes.

The non-GAAP financial measures of Thermo's results of operations included in this press release are not meant to be considered superior to or a substitute for Thermo's results of operations prepared in accordance with GAAP. Reconciliations of such non-GAAP financial measures to the most directly comparable GAAP financial measures are set forth in the accompanying tables. Thermo's earnings guidance, however, is only provided on an adjusted basis. It is not feasible to provide GAAP EPS guidance because the items excluded, other than the amortization expense, are difficult to predict and estimate and are primarily dependent on future events, such as the timing of completion of and results from pending acquisitions, the impact of accounting principles not yet adopted, decisions concerning the location and timing of facility consolidations and the timing of and proceeds from the sale of our equity interests in Newport and Thoratec. We no longer own any shares of FLIR Systems.

Conference Call

Thermo Electron will hold its earnings conference call today, April 27, at 9:00 a.m. Eastern time. To listen, dial 888-872-9028 within the U.S., or 973-633-6740 outside the U.S. You may also listen to the call live on the Web by visiting http://www.thermo.com. Click on "About Thermo," then "Investors." An audio archive of the call will be available in that section of our Web site until Friday, May 27, 2005. You will also find this press release, including the accompanying reconciliation of non-GAAP financial measures, under the heading "Press Releases," and related information under the heading "Financial Reports," in the Investors section of our Web site.

About Thermo Electron

Thermo Electron Corporation is the world leader in analytical instruments. Our instrument solutions enable our customers to make the world a healthier, cleaner and safer place. Thermo's Life and Laboratory Sciences segment provides analytical instruments, scientific equipment, services and software solutions for life science, drug discovery, clinical, environmental and industrial laboratories. Thermo's Measurement and Control segment is dedicated to providing analytical instruments used in a variety of manufacturing processes and in-the-field applications, including those associated with safety and homeland security. Based near Boston, Massachusetts, Thermo has revenues of more than $2 billion, and employs approximately 10,000 people in 30 countries. For more information, visit http://www.thermo.com.


The following constitutes a "Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements that involve a number of risks and uncertainties. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are set forth under the heading "Forward-Looking Statements" in the company's Annual Report on Form 10-K for the fiscal year ended December 31, 2004. These include risks and uncertainties relating to: the need to develop new products and adapt to significant technological change, dependence on customers that operate in cyclical industries, general worldwide economic conditions and related uncertainties, the effect of changes in governmental regulations, dependence on customers' capital spending policies and government funding policies, use and protection of intellectual property, exposure to product liability claims in excess of insurance coverage, retention of contingent liabilities from businesses we sold, realization of potential future savings from new productivity initiatives, implementation of our branding strategy, implementation of strategies for improving internal growth, the effect of exchange rate fluctuations on international operations, identification, completion and integration of new acquisitions and potential impairment of goodwill from previous acquisitions. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.



                                       ###

Consolidated Statement of Income (unaudited)
                                                                                     Three Months Ended
                                                               ---------------------------------------------------------------

                                                                        April 2, 2005                    April 3, 2004
                                                               ------------------------------   ------------------------------
(In thousands except per share amounts)                          Reported (a)    Adjusted (b)     Reported (a)     Adjusted (b)
------------------------------------------------------------------------------------------------------------------------------
Revenues                                                           $ 559,208       $ 559,208        $ 525,032       $ 525,032
                                                               --------------   -------------   --------------   -------------
Costs and Operating Expenses:
   Cost of revenues (c)                                              299,974         299,974          284,172         281,764
   Selling, general and administrative expenses                      156,087         156,087          146,753         146,753
   Amortization of acquisition-related intangible assets               7,414             -              3,806             -
   Research and development expenses                                  36,328          36,328           34,269          34,269
   Restructuring and other costs (income), net (d)                      (271)            -              3,158             -
                                                               --------------   -------------   --------------   -------------
                                                                     499,532         492,389          472,158         462,786
                                                               --------------   -------------   --------------   -------------
Operating Income                                                      59,676          66,819           52,874          62,246
Interest Income                                                        3,336           3,336            1,920           1,920
Interest Expense                                                      (3,155)         (3,155)          (2,729)         (2,729)
Other Income, Net (e)                                                  3,123           3,123            3,411           1,790
                                                               --------------   -------------   --------------   -------------

Income from Continuing Operations Before Income Taxes                 62,980          70,123           55,476          63,227
Provision for Income Taxes (f)                                       (17,397)        (19,651)         (15,811)        (18,064)
                                                               --------------   -------------   --------------   -------------

Income from Continuing Operations                                     45,583          50,472           39,665          45,163
Income from Discontinued Operations (net of income tax
  provision of $1,147 in 2004)                                           -               -              3,457             -
Gain on Disposal of Discontinued Operations (net of income tax
  provision of $2,238 in 2005)                                         3,273             -                -               -
                                                               --------------   -------------   --------------   -------------

Net Income                                                         $  48,856       $  50,472        $  43,122       $  45,163
                                                               ==============   =============   ==============   =============

Earnings per Share from Continuing Operations:
    Basic                                                          $     .28                        $     .24
                                                               ==============                   ==============
    Diluted                                                        $     .28                        $     .24
                                                               ==============                   ==============

Earnings per Share:
    Basic                                                          $     .30                        $     .26
                                                               ==============                   ==============
    Diluted                                                        $     .30       $     .31        $     .26       $     .27
                                                               ==============   =============   ==============   =============

Weighted Average Shares:
    Basic                                                            160,957                          165,206
                                                               ==============                   ==============
    Diluted                                                          164,730         164,730          169,996         169,996
                                                               ==============   =============   ==============   =============


(a) Reported results were determined in accordance with U.S. generally accepted accounting principles (GAAP). Prior period amounts have been adjusted to reflect the treatment of Spectra-Physics as a discontinued operation.
(b) Adjusted results are non-GAAP measures and exclude charges to cost of revenues (note c), amortization of acquisition-related intangible assets, restructuring and other costs/income (note d), certain other income/expense (note e), the tax consequences of these items (note f) and results of discontinued operations.
(c) Reported results in 2004 include $2,408,000 of charges primarily for the sale of inventories revalued at the date of acquisition.
(d) Reported results in 2005 include restructuring and other items consisting principally of severance, abandoned facility and other expenses of real estate consolidation and net gains on the sale of buildings. Reported results in 2004 include restructuring and other items consisting principally of severance, abandoned facility and other expenses of real estate consolidation, gain on the sale of a business and legal/advisory fees associated with a reorganization of the company's non-U.S. subsidiary structure.
(e) Reported results include $1,621,000 of gains from the sale of shares of Thoratec Corporation in 2004.
(f) Adjusted provision for income taxes excludes $2,254,000 and $2,253,000 of incremental tax benefit in 2005 and 2004, respectively, for the items in
     (b) through (e).

Segment Data (g)(h)(i)(l)                                                                             Three Months Ended
                                                                                                ------------------------------
(In thousands except percentage amounts)                                                         April 2, 2005     April 3, 2004
------------------------------------------------------------------------------------------------------------------------------

Life and Laboratory Sciences
  Revenues                                                                                          $ 393,305       $ 365,466
                                                                                                --------------   -------------
  GAAP Operating Income                                                                                51,830          46,817
  Cost of Revenue Charges (j)                                                                             -             2,346
  Restructuring and Other Items (k)                                                                    (1,734)          1,421
  Amortization of Acquisition-related Intangible Assets                                                 6,614           3,143
                                                                                                --------------   -------------
   Adjusted Operating Income                                                                        $   56,710      $   53,727
                                                                                                --------------   -------------
   GAAP Operating Margin                                                                                 13.2%           12.8%
   Adjusted Operating Margin                                                                             14.4%           14.7%


Measurement and Control
  Revenues                                                                                          $ 165,903       $ 159,566
                                                                                                --------------   -------------

  GAAP Operating Income                                                                                18,360          14,183
  Cost of Revenue Charges (j)                                                                             -                62
  Restructuring and Other Items (k)                                                                     1,034           1,222
  Amortization of Acquisition-related Intangible Assets                                                   799             662
                                                                                                --------------   -------------
  Adjusted Operating Income                                                                         $  20,193       $  16,129
                                                                                                --------------   -------------

  GAAP Operating Margin                                                                                 11.1%            8.9%
  Adjusted Operating Margin                                                                             12.2%           10.1%


Consolidated (including Corporate Costs)
  Revenues                                                                                          $ 559,208       $ 525,032
                                                                                                --------------   -------------

  GAAP Operating Income                                                                                59,676          52,874
  Cost of Revenue Charges (j)                                                                             -             2,408
  Restructuring and Other Items (k)                                                                      (271)          3,158
  Amortization of Acquisition-related Intangible Assets                                                 7,414           3,806
                                                                                                --------------   -------------
  Adjusted Operating Income                                                                         $  66,819       $  62,246
                                                                                                --------------   -------------

  GAAP Operating Margin                                                                                 10.7%           10.1%
  Adjusted Operating Margin                                                                             11.9%           11.9%


(g) GAAP operating income and GAAP operating margin were determined in accordance with U.S. generally accepted accounting principles.
(h) Adjusted operating income and adjusted operating margin are non-GAAP measures and exclude the items in notes (c) and (d) and amortization of acquisition-related intangible assets.
(i) Depreciation expense in 2005 was $6,779,000 at Life and Laboratory Sciences, $2,416,000 at Measurement and Control and $10,152,000 Consolidated. Depreciation expense in 2004 was $7,535,000 at Life and Laboratory Sciences, $2,457,000 at Measurement and Control and $10,878,000 Consolidated.
(j)  Includes items described in note (c).
(k)  Includes items described in note (d).
(l) Book-to-bill ratio was 1.01 in the first quarter of 2005.

Condensed Consolidated Balance Sheet (unaudited)


(In thousands)                                                             April 2, 2005    Dec. 31, 2004
------------------------------------------------------------------------------------------------------------

Current Assets:
  Cash and cash equivalents                                                 $   351,560     $   326,886
  Short-term available-for-sale investments                                     177,043         185,369
  Accounts receivable, net                                                      458,558         469,553
  Inventories                                                                   345,605         336,711
  Other current assets                                                          152,852         151,135
                                                                          --------------  --------------
                                                                              1,485,618       1,469,654
                                                                          --------------  --------------
Property, Plant and Equipment, Net                                              238,030         261,041
                                                                          --------------  --------------
Acquisition-related Intangible Assets                                           166,305         158,577
                                                                          --------------  --------------
Other Assets                                                                    159,171         174,428
                                                                          --------------  --------------
Goodwill                                                                      1,505,339       1,513,025
                                                                          --------------  --------------
                                                                            $ 3,554,463     $ 3,576,725
                                                                          ==============  ==============


Current Liabilities:
  Short-term obligations and current maturities of long-term obligations    $    15,500     $    15,017
  Other current liabilities                                                     491,846         521,159
  Current liabilities of discontinued operations                                 41,173          42,552
                                                                          --------------  --------------
                                                                                548,519         578,728
                                                                          --------------  --------------
Long-term Deferred Income Taxes and Other Long-term Liabilities                 105,524         106,377
                                                                          --------------  --------------
Long-term Obligations:
  Senior notes                                                                  133,681         135,232
  Subordinated convertible obligations                                           77,234          77,234
  Other                                                                          12,812          13,604
                                                                          --------------  --------------
                                                                                223,727         226,070
                                                                          --------------  --------------
Total Shareholders' Equity                                                    2,676,693       2,665,550
                                                                          --------------  --------------
                                                                            $ 3,554,463     $ 3,576,725
                                                                          ==============  ==============